UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 14, 2004

BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27478	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (773) 380-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 1.01	Entry into a Material Definitive Agreement

The information provided in Item 2.03 below is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheset Arrangement of a Registrant

On October 14, 2004, Bally Total Fitness Holding Corporation (the “Company”) entered into a new credit agreement, with JPMorgan Chase Bank as Agent and the several banks and other financial institutions as parties thereto, that amends and restates its existing credit agreement. The new credit agreeement provides for a new five (5) year $175 million term loan facility in addition to the existing $100 million revolver facility. The term loan facility bears interest at LIBOR plus 4.75%. The term loan facility provides for quarterly payments of $437,500 beginning March 31, 2005, with a final installment of $166,687,500 due on October 14, 2009. The proceeds of the term loan were used to repay the Company’s $100 million accounts receivable securitization facility and provide appoximately $75 million of additional liquidity for general corporate purposes. The new credit agreement grants the lenders a lien on all of the Company’s accounts receivable in addition to the collateral previously granted to the lenders and removes the November 1, 2004 deadline for providing lenders with financial statements filed with the Securities and Exchange Commission. The Company’s obligations under the new credit agreement remain guaranteed by most of its domestic subsidiaries. The new credit agreement contains the same type of covenants as the previous agreement but the interest coverage ratio, total leverage ratio and the senior secured leverage ratio covenants have been modified.

As of October 14, 2004, after application of a portion of the proceeds of the term loan facility, the Company had no outstanding advances under the $100 million revolving credit portion of the facility, except for $8.7 million in letters of credit.

Item 9.01	Financial Statements and Exhibits

c. Exhibits

10.1	Credit Agreement dated as of November 18, 1997, as amended and restated as of October 14, 2004, among Bally Total Fitness Holding Corporation, the several banks and other financial institutions as parties thereto, JPMorgan Chase Bank, as agrent, Deutsche Bank Securities Inc., as syndication agent, and LaSalle Bank National Association, as documentation agent.

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: October 20, 2004	/s/ William G. Fanelli

William G. Fanelli
Senior Vice President, Acting Chief Financial Officer